UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549
                             FORM 8-K

          CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
              OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported):

                         January 2, 2002

                Commission File Number: 000-29785


               -----------------------------------

                 INTERNET GOLF ASSOCIATION, INC.
      (Exact name of registrant as specified in its charter)


Nevada, U.S.A.                                         84-0605867
(State or other jurisdiction of                  (I.R.S. Employer
 incorporation or organization)               Identification No.)


                  12835 East Arapahoe Road #600,
                Greenwood Village, Colorado 80112
             (Address of principal executive offices)

                          (303) 779-1900
         (Issuer's telephone number, including area code)


                               None
       (Former name, former address and former fiscal year,
                  if changed since last report)

Item 1.  Changes in Control of Registrant

(a) Effective on December 18, 2001, The Registrant, Internet Golf Association, Inc., a corporation organized under the laws of the state of Nevada ("Internet Gulf") and Harbin Three Happiness Bioengineering Co., Ltd., a People's Republic of China limited liability company ("Harbin Bioengineering") reached an agreement whereby the Registrant acquired 100% of the outstanding securities of Harbin Bioengineering. The effective date of Internet Gulf's plan was December 18, 2001, and the combination of these entities was treated as a purchase for accounting purposes, with Harbin Bioengineering becoming a wholly-owned subsidiary of the Registrant on closing.

The source of the consideration used by the Harbin Bioengineering
Stockholders to acquire their interest in the Registrant was the exchange of 100% of the outstanding securities of Harbin
Bioengineering.

The principal terms of the acquisition plan were:

1.  The Registrant acquired the Harbin Three Happiness
Bioengineering Co., Ltd. in exchange for 8,538,943 shares of newly issued restricted common stock. At the closing, there were 10,000,017 post-acquisition outstanding shares of common stock of the reorganized Internet Gulf.

2. The Registrant, as a condition of the acquisition, converted existing outstanding debt held by Zenith Petroleum Corporation into 439,000 shares of common stock. Further, the Registrant converted all existing debt held by Triton Equities Fund into 100,000 shares of common stock.

3. The Registrant paid 160,000 shares of restricted common stock to Mid-Continental Securities Corp. for its services in arranging the acquisition transaction.

4. The Registrant paid the legal fees for all documentation through the close of the acquisition by issuing 39,000 shares in satisfaction of these fees, and agreed to engage in the services, under a 3-year contract, of the current President of Internet Gulf, Patricia Johnston, to facilitate the operations of the Company after the acquisition. Mrs. Johnston received 100,000 shares of stock for the entire 3-year consultancy term.

5. The resignation of the directors and executive officers of the Registrant upon closing and filing of this notice, and the appointment of Shujun Liu as Chairman of the Board of Directors and President.

6. Effective upon completion, the Registrant's articles of incorporation were amended to reflect the following: (i) the Registrant's authorized common stock was decreased from 100,000,000 shares to 20,000,000 shares; and (ii) The name of the Registrant was changed to American Oriental Bioengineering, Inc.

Prior to completion of the acquisition, there were 762,074 outstanding shares of the Registrant's common stock. Following the completion of the acquisition, there were 10,000,017 outstanding shares of the Registrant's common stock.

(b) (i) To the knowledge of management and based upon a review of the stock ledger maintained by the Registrant's transfer agent and registrar, the following table sets forth the beneficial ownership of persons who owned more than five percent of the Registrant's common stock following the closing of the acquisition, and the share holdings of the new members of management:

Name                   Position Held        Shares Owned      %

Shujun Liu            President/Director     4,900,319      49.00

Jun Min                Stockholder           1,206,228      12.06

Yanchun Li             Stockholder           1,055,450      10.55

Zenith Petroleum       Stockholder             856,768(1)    8.57

     (1) This includes the 100,000 shares issued to Patricia
         Johnston, who is the President of Zenith Petroleum.

Item 2.  Acquisition or Disposition of Assets

(a) See Item 1.

The consideration exchanged under the acquisition was negotiated at "arms length," and the directors and executive officers of the Registrant used criteria used in similar uncompleted proposals involving the Registrant in the past, including the relative value of the assets of the Registrant in comparison to those of Harbin Bioengineering; Harbin Bioengineering's present and past business operations; the future potential of Harbin Bioengineering; its management; and the potential benefit to the stockholders of the Registrant. The directors determined that the consideration for the exchange was reasonable, under these circumstances.

No director, executive officer or five percent or more stockholder of the Registrant had any direct or indirect interest in Harbin Bioengineering or the Harbin Bioengineering stockholders prior to the completion of the acquisition.

(b) The Registrant is a successor to and intends to continue the business operations conducted and intended to be conducted by Harbin Bioengineering.

Currently, the only member of management for the Registrant is Mr. Shujun Liu who is the President, CEO, and Chairman of the Board of Directors of the Registrant.

Item 6.  Resignation of Registrant's Directors.

Pursuant to the Registrant's Bylaws, the pre-acquisition directors and executive officers of the Registrant resigned and Mr. Shujun Liu is taking over as the new sole director of the Registrant effective on filing of this notice until new directors are appointed pursuant to the reorganization process.


                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: January 9, 2002

                              INTERNET GULF ASSOCIATION, INC.


                              /s/ Patricia Johnston
                              Patricia Johnston
                              President & Director